Exhibit 3.30

[SEAL of STATE OF CALIFORNIA]	State of California Kevin Shelley Secretary of State	File# 200435610186 ENDORSED - FILED In the Office of the Secretary of State of the State of California DEC 17 2004

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

NOTE:  A limited liability company is not permitted to render professional services.

A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

KEVIN SHELLEY, Secretary of State
This Space For Filing Use Only

1.	NAME OF THE LIMITED LIABILITY COMPANY (END THE NAME WITH THE WORDS “LIMITED LIABILITY COMPANY,” “LTD, LIABILITY CO.,” OR THE ABBREVIATIONS “LLC” OR “L.L.C.”)

The Ranch Golf Club, LLC

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS. If the Agent is an individual, the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and item 3 must be completed (leave item 4 blank).

3.	NAME OF THE INITIAL AGENT FOR SERVICE OF PROCESS Richard S. Robinson

4.	IF AN INDIVIDUAL, THE ADDRESS OF THE INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA

ADDRESS 4490 Von Karman Avenue

CITY Newport Beach STATE: CA ZIP CODE: 92660

5.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY: (CHECK ONLY ONE)

☐ ONE MANAGER

☐ MORE THAN ONE MANAGER

☑ ALL LIMITED LIABILITY COMPANY MEMBER(S)

6.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

7.	TYPE OF BUSINESS OF THE LIMITED LIABILITY COMPANY (FOR INFORMATIONAL PURPOSES ONLY)

Real Estate Development

8.	I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ Joshua A. Dean	December 16, 2004
SIGNATURE OF ORGANIZER	DATE

Joshua A. Dean
TYPE OR PRINT NAME OF ORGANIZER

9. RETURN TO:		[SEAL OF “OFFICE OF THE SECRETARY OF STATE”]
NAME	Joshua A. Dean, Esq.
FIRM	Irell & Manella LLP
ADDRESS	840 Newport Center Drive, Suite 400
CITY/STATE	Newport Beach, CA
ZIP CODE	92660

LLC-1 (REV 06/2004)	APPROVED BY SECRETARY OF STATE